UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2011
_________________

CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective on August 8, 2011, China Direct Industries, Inc.’s ("we”, "us” or “our”) wholly owned subsidiary, CDI China, Inc., (“CDI China”), entered into a Stock Transfer Agreement (the “Agreement”) with Bloomgain Investment Limited, a British Virgin Islands company (“Bloomgain”), an unrelated party. Under the terms of the Agreement, CDI China agreed to sell its 51% ownership interest in Shanxi Pan Asia Magnesium Co., Ltd. (“Pan Asia Magnesium”) to Bloomgain for approximately $3,047,582.35 (RMB 20,000,000) payable in cash at closing. Bloomgain has deposited the purchase price of $3,047,582.35 with Citibank Hong Kong Branch as the escrow agent under the terms of the Agreement pending disbursement upon closing of the transaction. The Agreement was amended pursuant to Addendums I and II dated March 7, 2011, Addendum III dated June 23, 2011 and Addendum IV dated August 8, 2011.  Closing of the transaction is subject to various conditions as provided for in Section 4 of the Agreement, as amended, and includes completion of due diligence by Bloomgain, governmental approval of the transfer of the 51% ownership interest in Pan Asia Magnesium, issuance of a new business license and completion of various conditions set forth in Section III of Addendum I.  If the conditions set forth in Section 4.1 of the Agreement are not satisfied or waived by Bloomgain prior to September 15, 2011, Bloomgain may terminate the Agreement.

In conjunction with the Agreement, we have agreed that we will not pursue any legal actions regarding Pan Asia Magnesium and will release Mr. Zhao Haixin, Shanxi Jinyang Coal and Coke Group Co. Ltd. and Mrs. Runlian Tian from any future claims that may have resulted from our dispute with them regarding Pan Asia Magnesium.

The description of the terms and conditions of the Agreement and its Addendums does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement and its Addendums, English translations of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On August 11, 2011, we issued a press release announcing the execution of the Agreement described earlier in this report. A copy of the press release is furnished as Exhibit 99.1.

The information furnished with this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Stock Transfer Agreement dated March 7, 2011 between CDI China, Inc. and Bloomgain Investment Limited.
10.2	Amendment I dated March 7, 2011 to Stock Transfer Agreement between CDI China, Inc. and Bloomgain Investment Limited.
10.3	Amendment II dated March 7, 2011 to Stock Transfer Agreement between CDI China, Inc. and Bloomgain Investment Limited.
10.4	Amendment III dated June 23, 2011 to Stock Transfer Agreement between CDI China, Inc. and Bloomgain Investment Limited.
10.5	Amendment IV dated August 8, 2011 to Stock Transfer Agreement between CDI China, Inc. and Bloomgain Investment Limited.
99.1	Press Release of China Direct Industries, Inc. dated August 11, 2011 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: August 11, 2011	/s/ Yuejian (James) Wang
Yuejian (James) Wang Chief Executive Officer